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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 26, 1997 with respect to the financial statements of Brute Equipment Co. as of December 31, 1995 and 1996 and for each of the years then ended, in the Registration Statement (Form S-1 No. 333-26753) and related Prospectus of Rental Service Corporation for the registration of 5,520,000 shares of its common stock.

                                          /s/ McGLADREY & PULLEN, LLP

Moline, Illinois

May 29, 1997